UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.	VEREIT Operating Partnership, L.P.
Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VEREIT, Inc. ☐             VEREIT Operating Partnership, L.P. ☐

Item 1.01. Entry into a Material Agreement.
On May 23, 2018, the operating partnership of VEREIT, Inc., a Maryland corporation (the “Company”), VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into a $2.9 billion credit agreement dated as of May 23, 2018 (the “Credit Agreement”) by and among the Operating Partnership, as borrower, the Company, as guarantor, the financial institutions from time to time party thereto as lenders, Wells Fargo Bank, National Association, as the administrative agent, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC, BMO Capital Markets Corp., Capital One, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as joint lead arrangers. The Credit Agreement provides for a $900.0 million unsecured delayed-draw term loan facility (the “Term Facility”) and a $2.0 billion unsecured revolving credit facility (the “Revolving Facility”, together with the Term Facility, the “Credit Facilities”). The Company has guaranteed the obligations of the Operating Partnership in respect of the Credit Facilities.
Loans under the Term Facility generally bear interest at an annual rate of LIBOR plus 0.85% to 1.75% or Base Rate plus 0.00% to 0.75% (in each case, based upon the Company’s then current credit rating). Loans under the Revolving Facility generally bear interest at an annual rate of LIBOR plus 0.775% to 1.55% or Base Rate plus 0.00% to 0.55% (in each case, based upon the Company’s then current credit rating). “Base Rate” is the highest of the prime rate, the federal funds rate plus 0.50% or a floating rate based on one month LIBOR plus 1.0%, determined on a daily basis. Loans will initially be priced with an applicable margin of 1.35%, in the case of LIBOR loans under the Term Facility, and 1.20%, in the case of LIBOR loans under the Revolving Facility and 0.35%, in the case of Base Rate loans under the Term Facility, and 0.20%, in the case of Base Rate loans under the Revolving Facility. In addition, the Credit Agreement provides the flexibility for interest rate auctions, pursuant to which, at the Operating Partnership’s election, the Operating Partnership may request that lenders make competitive bids to provide revolving loans, which competitive bids may be at pricing levels that differ from the foregoing interest rates.
Interest on Base Rate loans outstanding from time to time under the Credit Facilities is payable quarterly in arrears. Interest on LIBOR loans outstanding from time to time under the Credit Facilities is payable on the last day of the applicable interest period, subject to customary exceptions in the case of LIBOR loans with an interest period of more than three months. Upon the occurrence of an event of default, at the election of the majority of the lenders (or automatically upon a bankruptcy event of default with respect to the Company or the Operating Partnership), the commitments of the lenders under the Credit Facilities will terminate, and payment of any unpaid amounts in respect of the Credit Facilities will be accelerated. The Term Facility is available through February 23, 2019 for up to four borrowings of delayed draw term loans. Any term loans outstanding under the Term Facility mature on May 23, 2023. Commitments under the Revolving Facility terminate, and any revolving loans outstanding thereunder mature, on May 23, 2022, unless extended in accordance with the terms of the Credit Agreement. The Credit Agreement provides for two six-month extension options with respect to the Revolving Facility, exercisable at the Operating Partnership’s election and subject to certain customary conditions, as well as certain customary “amend and extend” provisions.
The Credit Agreement contains various customary covenants, including, without limitation, financial maintenance covenants with respect to maximum consolidated leverage ratio, minimum fixed charge coverage ratio, maximum secured leverage ratio, maximum unencumbered leverage ratio and minimum unencumbered interest coverage ratio. The Credit Agreement also includes customary restrictions on, among others, liens, negative pledges, intercompany transfers, fundamental changes, transactions with affiliates and restricted payments. The Credit Agreement also contains customary events of default.
The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement.
On May 23, 2018, in connection with the entrance into the Credit Agreement, the Operating Partnership repaid all of the outstanding obligations under that certain Amended and Restated Credit Agreement dated as of June 30, 2014 (as amended, the “Existing Credit Agreement”) by and among the Operating Partnership, as borrower, the Company, as guarantor, the financial institutions from time to time party thereto as lenders and Wells Fargo Bank, National Association, as administrative agent, and the Existing Credit Agreement was terminated. The Existing Credit Agreement provided for a $2.3 billion revolving credit facility and was scheduled to terminate on June 30, 2018.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement dated as of May 23, 2018 by and among VEREIT Operating Partnership, L.P., VEREIT, Inc., the financial institutions from time to time party thereto as lenders and Wells Fargo Bank, National Association, as the administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Date: May 23, 2018